Exhibit 99.2

Conference Call Transcript, 11:00AM EST – August 15, 2013

Chris Irons, IR Manager

Hello everybody, it is my pleasure to welcome you today and start this Investor Update call.

My name is Chris Irons and I am the Corporate Communications and Investor Relations Manager for JBI, Inc.

Thank you to everyone that reached out to us with your questions and feedback, we’re going to do our best to answer as many of those questions as we can.

Before I introduce our first speaker, let me take a moment to review some regulatory context for understanding this call.

The information presented in this presentation contains “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of the 1995, that involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements with respect to management’s current beliefs, plans, strategies, objectives, goals and expectations, including expectations about the future financial or operating performance of our Company and its projects, capital expenditures, capital needs, government regulation of the industry, environmental risks, limitations of insurance coverage, and the timing and possible outcome of regulatory matters, including the granting of patents and permits. Words such as “expect”, “anticipate”, “intend”, “attempt”, “may”, “will”, “plan”, “believe”, “seek”, “estimate”, and variations of such words and similar expressions are intended to identify such forward-looking statements.

The potential risks and uncertainties that could cause actual results to differ materially from those expressed, implied or forecasted herein may include, without limitation, risks associated with general business, economic, competitive, political and social uncertainties; risks associated with changes in project parameters as plans continue to be refined; risks associated with failure of plant, equipment or processes to operate as anticipated; risks associated with accidents or labor disputes; risks associated in delays in obtaining governmental approvals or financing, or in the completion of developmental or construction activities; risks associated with financial leverage and the availability of capital; risks associated with the price of commodities and the inability of our Company to control commodity prices; risks associated with the regulatory environment within which our Company operates; risks associated with litigation including the availability of insurance; and risks posed by competition.

Further information on the factors that could affect the Company’s financial results can be found in the Company’s filings with the Securities and Exchange Commission,  including the Company’s Annual Report on Form 10-K, which was filed on March 15, 2013 and amended on April 30, 2013.

At this point, it gives me great pleasure to introduce a longtime investor and supporter of JBI who we are now extremely proud to call Chief Executive Officer, Mr. Richard Heddle.

Richard Heddle, Chief Executive Officer

Thanks, Chris.

Good morning, and thanks for taking the time to join us. As a significant JBI shareholder, holding several million shares, it’s my pleasure to speak to and welcome all of our loyal supporters, shareholders, and potential investors onto today’s call. Like many of you, I’ve been invested in this company since 2009 and I’ve never been more excited about what is happening at JBI.

For those of you that don’t know me, my name is Richard Heddle. I’ve followed the evolution of the company closely, have participated in numerous private placements of the company’s stock, and believe deeply in the Plastic2Oil process and John’s technology. I share in the same passion for the company as its employees, but most of all, share in the work ethic and shareholder-first mentality that this company was founded on.

I have over 25 years of executive business experience and have owned, managed, operated and grown my first business, Heddle Marine Services, since 1987. Heddle Marine Services is currently the largest marine repair and conversion firm that operates floating dry docks on the Canadian side of the great lakes. I believe this experience in running a startup company will be key in helping me contribute to the operations at JBI.  I grew my first company from a small startup consisting of two individuals to a company that now employs over 60. I feel my comprehensive experience in fabrication, engineering, and machinery are key traits for an emerging market company like JBI, where its machines are at the center of its growth potential.

I'm someone that is committed to the company. In addition to having participated in numerous private placements, I continue to be actively involved in the company's financing going forward.

I was extremely eager to transition into this role, as I feel like I’ve noticed some areas for major opportunity with JBI, most notably very aggressive cost management and increased acknowledgement of what our retail shareholders want from the company. I know this, because like many of you and most of JBI’s employees, I’m a shareholder.

As  you know, the company filed its quarterly report on Form 10-Q yesterday, and while there seems to be great momentum going forward, I’m going to be very focused on limiting many of the obstacles holding us back – namely cost management, feedstock prices, and accountability.

Consistent with the governance changes and this financing, I’m also proud to introduce JBI’s new Chief Financial Officer, Nicholas Terranova. I’ve had a chance to meet and brainstorm with Nick over the past few weeks and he is someone who, as a former corporate controller at JBI, shares my vision for aggressively managing our costs as well as striving to build value behind our company, its technology, and our stock. Make no mistake about it, the number one priority is going to be getting this company to stand on its own two feet, and the only way to do that is to get extremely conservative with our spending while continuing to increase our revenue streams.

In addition, we are going to consider the sale of our machines as well as the sale of our fuel as potential sources for revenue.  We believe that this direction is one that can lead us to cash flow positive quicker than any other path.

With that, I’m going to now turn over the call to JBI’s new Chief Financial Officer, Nicholas Terranova.

Nick Terranova, Chief Financial Officer

Good afternoon, everyone. It’s a pleasure to be here and get my first chance to speak with you, but as Rick stated, we have a lot of work to do – so let’s get down to business.

As we’ve already disclosed, on August 14, 2013, the Company entered into a binding term sheet agreement with Richard Heddle to secure an investment in the Company of $3 million. The investment will consist of the purchase of a 12.5% Senior Secured Promissory Note (“Senior Debt”) secured by the property, plant and equipment and intellectual property of the Company, that bears an interest rate of 12.5%.

As we’ll get into a little later, we have made significant production strides to start off our third quarter.  Before John speaks more about that, let’s briefly review our Q2 financials and what we’re going to do heading forward to make significant changes about the way JBI operates on paper.

As reported in the Form 10-Q, the Company reported $128,003 in total revenues, a 28.7% decrease from the second quarter of 2012. The Company reported $69,903 in fuel revenues, a 29.5% decrease from the second quarter of 2012 and costs of goods sold related to fuel revenues of $113,046, a 42.4% increase from the second quarter of 2012. Net losses from continuing operations for the quarter were $2,555,716, compared to $4,028,390 in the second quarter of 2012.

The Company produced 43,814 total gallons of fuel in the second quarter of 2013, compared to 68,569 gallons produced in second quarter 2012, a 36.1% decrease. Total cost per gallon was $2.43 per gallon, compared to the $1.23 per gallon for the second quarter of 2012, representing a 98.2% increase in cost per gallon.

We anticipate these figures to improve, as many upgrades to our facilities systems during the second quarter required the shutdown of all systems while construction was being completed.

The primary focus of the Company in the second quarter was to complete the assembly and start-up of the third processor. This required the redeployment of much of our plant operations staff in assisting in the construction of Processor #3, due to their specific knowledge and expertise. As a result of this collective focus, the second processor was shut down for significant periods of time during the quarter.

For more information on our financials, please refer to the Form 10-Q, filed today with the Securities and Exchange commission, located at www.sec.gov or available in the “Investor Relations” section of our website located at www.plastic2oil.com.

Again, as CFO, my primary focus is going to be doing whatever it takes to get this company cash flow positive. We recognize and are acutely aware that our success is directly predicated on both reducing our cash outflows and the amount we spend on feedstock. These two issues are essential to our company’s future growth, and as such I’ll be working closely with Rick moving forward regarding conservative management of these expenses.

And, with that, I’d like to turn the call over to John, our Chief of Technology and company founder, who’s going to go over the technology changes in Q2 and the significant strides we’ve made since then.

John Bordynuik, Chief of Technology

Thanks Nick. We’ve had a busy 2013 thus far, but more importantly an extremely encouraging last 45 days. We have for the third quarter, through August 12th, produced over 80,000 gallons of fuel. About 78% of that fuel produced has been diesel, with the rest as naphtha. This is very significant production to start a quarter with and we’re very encouraged by it. I'm told this amount is more in 43 days than some pyrolysis biofuel companies have recently been able to do in a quarter. We’ve produced these numbers with very conservative throughput rates, and we’re still conservatively working with machine 3 in its beginning stages. With that being said, we're extremely encouraged.

The first thing I’d like to do is note some of the challenges we’ve faced heading into 2013. Primarily, we knew that we had to increase our machines uptimes, and we knew that too much downtime was a product of residue removal, facility management systems that weren’t operating the way we’d like, and not having all key personnel necessary on site to operate.

We addressed those changes in our previous conference call, and continue to use the team of 3; the chemical engineer, the operator and the materials handler, while operating. This was one of the problems we’ve addressed that has helped us sustain better uptimes for Q3 thus far.

Our goal in starting up machine 3 was to start it up slowly to  mitigate as much risk as possible. We did this by running exclusively Crayola products at a very modest feed rate. We used Crayola products because they’re consistent feedstock that we’ve tested it well here – gathered a lot of data on it, and we have plenty of it. Our initial startup went very well.

In assembling machine three, we also needed to address some facility wide issues that needed to be updated, including our cooling systems and our gas compression. While assembling machine 3, we installed a new facility wide cooling and gas systems for use not only on machine 3, but on our other two machines, as well.

We had a slight issue in late July when our new gas compressor failed under load. This would normally be a problem that would take about $250k and about 12 weeks to fix. Gas compression is a very complex thing to deal with, as you’re dealing with varying gas compositions and different amounts at different times. Instead of going the conventional route, we quickly designed, built and modeled a new compression system in house in one very busy week. Since then, it’s been working perfectly.

Historically, the primary cause of downtime in any of the systems was residue, or carbon black buildup in the reactor. When we feed plastic into the reactor, a residue of carbon black is made. It is a very small amount of 1-4%, depending on fillers in the plastic. After about 160,000 lbs. of plastic there remains about 5,000 lbs. of residue. This residue would accumulate in the reactor until it is full. With our second processor, we had to stop feed, cool down, then remove the residue, then reheat the processor.

In system 3, we added a residue kiln and a residue removal tower. The residue in the reactor is continuously removed and moved to the residue kiln. And, that kiln it is conditioned and moved to a tower. The residue is removed continuously into barrels. A barrel or two is filled about every 16 hours. The processor has operated thirty – I’m sorry - 23 days continuously so far with over 30 barrels of residue removed.

Let’s talk about machines one and two for a moment, and then I’ll give an outlook on our plans for the immediate future.

Processors 1 & 2 have been working together with machine three very well since we've received our heat transfer permitting in late July. The heat transfer fluid  is preheated with waste heat from processor 1 and transferred to processors 2 & 3. We’ve found a nice recipe for feeding the fluids with our plastic, one that we will hold as a trade secret, but also one that is consistent with what our permitting allows.  We’re currently reviewing – what potential benefit could be to retrofit machine two with a residue removal kiln as well.

This quarter so far we’ve had no issues with feedstock being a bottleneck for us. We’ve secured sources for both plastic and heat transfer fluid at prices that we think are favorable.

Sometime in the next week, our next step will be to bring machine three down for a very limited amount of time in order to analyze how the inside of the machine has held up over our lengthy run and make some adjustments to our primary operating parameters. We plan on being extremely mindful of how long the machine is down for, and realize the urgency in making machine 3 a consistent revenue center.

With that, I’ll turn things over to Rick, who’ll wrap up.

Richard Heddle, Chief Executive Officer

Thanks, John.

So, as you can see, there’s a lot that we’re excited about here for the future of JBI.

As you’ve heard, the company is consistently producing fuel at a rate that it never has before and we feel we have more substantial interest in our company from the market than we’ve ever had.

As a closing note, in striving to immediately align ourselves with our shareholders, executive salaries will be reduced significantly. There will be absolutely zero consideration of executive bonuses and extras until the company is standing steadily on its own two feet.

Furthermore, in an effort to align ourselves towards more transparency for our shareholders, we’ll be offering a mid-quarter snapshot into company operations on a consistent basis from here moving forward. We anticipate starting this midway through the fourth quarter, as we’re nearly halfway through quarter three already.

Again, we feel we’re in a substantial position to reduce our spending significantly before the end of the year.

It’s clear to me that the company, at this point, should be swimming with the current to get ourselves towards cash flow positive, not against it. Reducing excessive spending, curbing large executive salaries and being fully transparent with the market are how you make things easier for yourselves. That starts today.

It’s extremely important that our shareholders and potential investors know that the hard parts of a startup, we feel, are almost behind us. We’ve settled some major legal issues, we’ve had the technology validated by several scientific engineering firms and we’ve established customers like U.S. Steel and feedstock partnerships with reputable companies like Crayola. Most importantly, we have a dedicated team of people, all of whom sacrifice countless hours day after day, week after week to strive for the same thing that our shareholders want: building value behind our company with its one of a kind technology.

I look forward to updating everyone in the future, thank you for your time on this call today.